UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2020
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)
(Address of principal executive offices and zip code)

281	949-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2020, Forum Energy Technologies, Inc. (the “Company”) announced the appointment of Mr. Neal Lux to the office of Senior Vice President - Operations. Mr. Lux, age 44, has served in positions of increasing responsibility with the Company and its subsidiaries since 2009, most recently as Senior Vice President - Completions. Mr. Lux holds a B.S. in Industrial Engineering from Purdue University.
In connection with his appointment, Mr. Lux entered into an indemnification agreement with the Company in the form previously used with the Company’s executive officers. Mr. Lux does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Lux and any other person pursuant to which Mr. Lux was appointed as Senior Vice President - Operations. There are no transactions in which Mr. Lux had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2020 Annual Meeting was held on May 12, 2020. Matters voted on at the 2020 Annual Meeting and the results thereof were as follows:

1.
Election of Directors. The following individuals were elected as Class II directors to the Company's Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2023 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Evelyn Angelle	67,346,391	1,601,012	23,612,913
John A. Carrig	63,980,453	4,966,950	23,612,913
Andrew L. Waite	60,216,230	8,731,173	23,612,913

2.	Approval of Executive Compensation. Stockholders approved, on an advisory basis, the compensation of the Company’s name executive officers:
Votes Cast
For	62,019,891
Against	6,425,213
Abstentions	502,299
Broker Non-Votes	23,612,913

3.	Approval of Company’s Second Amended and Restated 2016 Stock and Incentive Plan. Stockholders approved the Company’s Second Amended and Restated 2016 Stock and Incentive Plan:
Votes Cast
For	60,320,960
Against	8,550,632
Abstentions	75,811
Broker Non-Votes	23,612,913

4.
Reverse Stock Split. Stockholders approved amendments to our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from one-for-ten (1:10) to one-for-twenty five (1:25), with the exact ratio to be determined at a later date by the Company’s Board of Directors, if the Board of Directors determines to implement a reverse stock split, and a corresponding reduction in the Company’s authorized shares of common stock, as described in the proxy statement:

Votes Cast
For	90,890,117
Against	1,568,215
Abstentions	101,984
Broker Non-Votes	0

5.	Ratification of Auditors. Stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2020:
Votes Cast
For	91,721,514
Against	792,049
Abstentions	46,753
Broker Non-Votes	0
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1
Forum Energy Technologies, Inc. Second Amended and Restated 2016 Stock and Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A filed on April 2, 2020).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2020	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary